                                  AMENDMENT
                                      TO
                               CREDIT AGREEMENT


        This Amendment to Credit Agreement (this "Amendment"), dated as of April 28, 1995, is entered into by and among CLEVETRUST REALTY INVESTORS, an unincorporated association doing business in the form of a Massachusetts Business Trust (Borrower), NATIONAL CITY BANK and MANUFACTURER'S AND TRADERS TRUST COMPANY (together "Banks") and NATIONAL CITY BANK IN ITS CAPACITY AS AGENT OF THE BANKS ("Agent") for the purposes of the Credit Agreement referred to below and the Loan Documents.

                                 WITNESSETH:

        WHEREAS, the parties have entered into a Credit Agreement dated as of November 30, 1994 (the "Credit Agreement"; all terms used in the Credit Agreement being used herein with the same meaning), which sets forth the terms and conditions upon which Borrower may obtain certain loans from time to time; and

        WHEREAS, the parties desire to amend certain provisions of the Credit Agreement to modify the definition of "Maximum Commitment"; and

        NOW, THEREFORE, in consideration of the premises above and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

SECTION I - AMENDMENT TO CREDIT AGREEMENT
            -----------------------------
        Clause (a)(ii)(B) of the definition of the term "Maximum Commitment" in the Credit Agreement is hereby amended in its entirety to read as follows:

        "(B) fifty-seven percent (57%) of the Attributed Value of each Class Two Mortgaged Property, and"

SECTION II - REPRESENTATIONS AND WARRANTIES
             ------------------------------
        Borrower hereby represents and warrants to each of the other parties to this Amendment that

        (A) none of the representations and warranties made in the Credit Agreement has ceased to be true and complete in any material respect as of the date hereof; and

        (B) as of the date hereof no "Event of Default" has occurred that is continuing.

SECTION III - ACKNOWLEDGMENTS CONCERNING OUTSTANDING LOANS
              --------------------------------------------
        Borrower acknowledges and agrees that, as of the date hereof, all of Borrower's outstanding loan obligations to Banks are owed without any offset, deduction, defense, claim or counterclaim of any nature whatsoever.

                                 Exhibit (99)

SECTION IV - REFERENCES
             ----------
        On and after the effective date of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", or words of like import referring to the Credit Agreement, and each reference in the Notes or other Loan Documents to the "Credit Agreement", "thereof", or words of like import referring to the Credit Agreement shall mean and refer to the Credit Agreement as amended hereby. The Credit Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or Banks under the Credit Agreement or constitute a waiver of any provision of the Credit Agreement.

SECTION V - COUNTERPARTS AND GOVERNING LAW
            ------------------------------
        This Amendment may be executed in any number of counterparts, each counterpart to be executed by one or more of the parties but, when taken together, all counterparts shall constitute one agreement. This Amendment, and the respective rights and obligations of the parties hereto, shall be construed in accordance with and governed by Ohio law.

        IN WITNESS WHEREOF, the Borrower, Agent and the Banks have caused this Amendment to be executed by their authorized officers as of the date and year first above written.

NATIONAL CITY BANK, AGENT                      CLEVETRUST REALTY INVESTORS


By:/s/ John R. Franzen                           By:/s/ John C. Kikol
   ----------------------------                     ----------------------------
Printed Name: John R. Franzen                  Printed Name: John C. Kikol
Title: Vice President                          Title: President



NATIONAL CITY BANK


By:/s/ John R. Franzen
   ----------------------------
Printed Name: John R. Franzen
Title: Vice President



MANUFACTURER'S AND TRADERS TRUST COMPANY


By:/s/ R. Buford Sears
   ----------------------------
Printed Name: R. Buford Sears
Title: Vice President






BDI50133.AMI
4/17/95